Page 9 of 21

                                   EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

               REGISTRATION RIGHTS AGREEMENT, dated as of June 23, 2004, between Allegiance Telecom, Inc., ("Allegiance"), Allegiance Telecom Company Worldwide ("Allegiance Worldwide"), Allegiance Telecom Liquidating Trust (the "Trust", and together with Allegiance and Allegiance Worldwide, the "Allegiance Parties") and XO Communications, Inc., a Delaware corporation (the "Company").

                                 R E C I T A L S
                                 - - - - - - - -

               WHEREAS, the Trust will acquire shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") to be issued pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement"), dated as of February 18, 2004, between the Company and Allegiance as debtor-in-possession and Allegiance Worldwide as debtor-in-possession;

               WHEREAS, pursuant to their Joint Plan of Reorganization of, confirmed by order of the Bankruptcy Court for the Southern District of New York on June 23, 2004, Allegiance and Allegiance Worldwide will transfer the Common Stock to the Trust established thereunder to hold, sell or distribute to their pre-petition creditors in accordance with its terms; and

               WHEREAS, the Company has agreed, pursuant to the Stipulation and Order, entered on June 23, 2004, to grant the Trust registration rights upon the terms and subject to the conditions hereinafter set forth; and

               NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below:


               COMMISSION: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

               EXCHANGE ACT: shall mean the Securities Exchange Act of 1934, as amended;

               MARKET STAND-OFF PERIOD: has the meaning defined in Section 5(a).

               PERSON:  shall  mean  an  individual,  partnership,   joint-stock
company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

               REGISTER, REGISTERED and REGISTRATION: shall be deemed to refer to registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

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               REGISTRABLE  SECURITIES:  shall mean (A)  shares of Common  Stock issued pursuant to the Purchase Agreement held by the Trust and (B) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of the Common Stock referred to in clause (A) held by the Trust;

               REGISTRATION EXPENSES: shall mean all expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company (other than blue sky fees and expenses), and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

               SECURITY, SECURITIES: shall have the meaning set forth in Section 2(1) of the Securities Act;

               SECURITIES ACT: shall mean the Securities Act of 1933, as amended; and

               SELLING EXPENSES: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Trust, blue sky fees and expenses, including blue sky fees and expenses of counsel for the Company.

         SECTION 2. INVESTMENT REPRESENTATIONS.

               (A) PRIVATE PLACEMENT EXEMPTION. Each of the Allegiance Parties understands that the Common Stock has not been registered under the Securities Act, nor qualified under any state securities laws, and that it has been offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of each of the Allegiance Parties contained herein.

               (b) KNOWLEDGE OF OFFER. Each of the Allegiance Parties is familiar with the business and operations of the Company and has been given the opportunity to obtain from the Company all information that it has requested regarding its business plans and prospects.

               (c) KNOWLEDGE AND EXPERIENCE; Ability to Bear Economic Risks. Each of the Allegiance Parties has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company. Each of the Allegiance Parties is able to bear the economic risk of its investment in the Company (including a complete loss of its investment).

               (d) LIMITATIONS ON DISPOSITION. Each of the Allegiance Parties understands that it must bear the economic risk of this investment indefinitely unless its Common Stock is registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Common Stock is qualified under applicable state securities laws or an exemption from such qualification is available. Each of the Allegiance Parties further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow it to transfer any or all of the Common Stock, in the amounts, or at the time such Allegiance Party might propose.

               (e) INVESTMENT PURPOSE. Each of the Allegiance Parties is acquiring the Common Stock solely, for its own account for investment and not with a view toward the resale, transfer, or distribution thereof, nor with any present intention of distributing the Common Stock. No other Person has any right with respect to the Stock received by any of the Allegiance Parties, nor has any of the Allegiance Parties agreed to give any Person any such shares of Common Stock or right in the future.

               (f) ACCREDITED INVESTOR. Each of the Allegiance Parties is an "accredited investor" as such term is defined in Rule 501 (a) promulgated under the Securities Act and was not formed for the sole and specific purpose of making the investment contemplated by this Agreement.

               (g) CAPACITY. Each of the Allegiance Parties has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of the Allegiance Parties and the consummation by each such party of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each such Allegiance Party. This Agreement has been duly executed and delivered by each of the Allegiance Parties and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes the valid and binding obligation of each of the Allegiance Parties, enforceable against each such Allegiance Party in accordance with its terms.

         SECTION 3. REGISTRATION RIGHTS.

               (a) FORM S-3 REGISTRATION. The Company represents and warrants that it currently qualifies for registration on Form S-3 for secondary sales, and covenants and agrees that, during the Shelf Period (as defined below), it will continue to file all reports required by the Exchange Act necessary to maintain such qualification. So long as the Company remains qualified for the use of Form S-3 for secondary sales, the Company shall use its best efforts to prepare, file and cause the effectiveness of a Registration Statement on Form S-3 for all of the Registrable Securities (provided that the Trust shall have informed the Company in writing of its intended method of disposition of the Registrable Securities), and (provided that Rule 415, or any successor rule under the Securities Act, at the time permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement) the Company will use its best efforts to maintain the effectiveness of such registration for three years following the Closing under the Asset Purchase Agreement, or until such time as all such Registrable Securities are sold or are otherwise eligible for sale without registration (such period, the "Shelf Period"); provided, however, that (A) such three year period shall be extended for a period of time equal to the period during which the Trust refrains from selling any securities included in such registration in accordance with provisions in Section 3 and 5(a) and for any time necessary to make corrections to the applicable prospectus pursuant to Section 6(b); provided that


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                                                                   Page 12 of 21

the Company shall not be obligated to effect, or take any action to effect or maintain the effectiveness of, any such registration pursuant to this Section 3(a):

                  (i) during a Market Stand-Off Period; or

                  (ii) In any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

               (b) S-1 REGISTRATION. In the event that the Company becomes ineligible to use Form S-3 and cannot certify its reasonable, good faith expectation that it will regain such eligibility within 90 days, upon request of the Trust, the Company will as soon as practicable, use its best efforts to effect a registration of sales of the Registrable Securities on another appropriate form (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities in such manner as the Trust shall specify to the Company in writing; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 3(b):

                  (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

                  (ii) After the Company has effected three (3) such registrations pursuant to this Section 3(b) and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed; or

                  (iii) During a Market Stand-Off Period.

                  (iv) The Company will use its best efforts to keep such registration effective for a period of one hundred twenty (120) days or until the Trust has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided however, that such 120-day period shall be extended for a period of time equal to the period during which the Trust refrains from selling any securities included in such registration in accordance with provisions in Section 3 and 5(a) and for any time necessary to make corrections to the applicable prospectus pursuant to Section 6(b). Notwithstanding the foregoing, if the Company's ineligibility to use Form S-3 for secondary offerings is the result of a breach of the first sentence of Section 3(a), and (provided that Rule 415, or any successor rule under the Securities Act, at the time permits an offering on a continuous or delayed basis) the Company will use its best efforts to maintain the effectiveness of such registration for three years following the Closing under the Asset Purchase Agreement, or until such time as all such Registrable Securities are sold or are otherwise eligible for sale without registration (such period, the "Shelf Period"); provided that the Company shall not be obligated to effect, or take any action to effect or maintain the effectiveness of, any such registration under the conditions set forth in Section 3(a)(i) and
         (ii); provided, further, that (A) such three year period shall be extended for a period of time equal to the period during which the Trust refrains from selling any securities included in such registration in accordance with provisions in Section 3 and 5(a) and for any time necessary to make corrections to the applicable prospectus pursuant to Section 6(b).

                  (v) The registration statement filed pursuant to the request of the Trust may, subject to the provisions of Section 3(b)(vii) below, include other securities of the Company which are held by Persons (not including the Company or any of its officers, directors or other entities controlled by Mr. Carl Icahn) who, by virtue of agreements with the Company, are entitled to include their securities in any such registration ("Other Stockholders").

                  (vi) If Other Stockholders request such inclusion, the Trust shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 3. The Trust and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Trust and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3(b), if the representative advises the Trust in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares included in the registration by the Trust and each Other Stockholder shall be reduced on a pro rata basis (based on the number of shares held by the Trust and Other Stockholder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Trust. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.


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               (c) EXPENSES OF REGISTRATION.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 3 shall be borne by the Company. All Selling Expenses shall be borne by the Trust.

               (d)  TERMINATION.  The  registration  rights  set  forth  in this
Section 3 shall not be available to the Trust if, (i) in the opinion of counsel to the Company, all of the Registrable Securities then owned by the Trust could be sold in any 90-day period pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)) or (ii) all of the Registrable Securities held by the Trust have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.

         SECTION 4. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

               (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144"), at all times;

               (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

               (c) so long as the Trust owns any Registrable Securities, furnish to the Trust upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Trust may reasonably request in availing itself of any rule or regulation of the Commission allowing the Trust to sell any such securities without registration.

         SECTION 5. COVENANTS.

               (a) MARKET STAND-OFF. Each of the Allegiance Parties agrees that it will not sell or otherwise transfer or dispose of any Registrable Securities held by such Allegiance Party during the period referred to below (a "Market Stand-Off Period"):

                  (i) in connection with an underwritten offering of equity or equity-linked securities (such as convertible securities or warrants, but not including a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan)) of the Company, as requested by the Company and the Company's underwriter for a period starting with the date of filing of, and ending on the date 90 days immediately following the effective date of, the applicable registration statement, provided that (i) the executive officers (as defined for purposes of Rule 16a-1 under the Exchange Act) and all the directors of the Company enter into similar agreements and (ii) the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective. The Company may only delay or suspend an offering pursuant to this Section 5(a)(i) for a period of not more than sixty (60) days, if a filing of any other


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         registration  statement  is not made within that period and the Company may only exercise that right once in any twelve (12) month period.

                  (ii) if the Company determines in its good faith judgment that the filing of a registration statement under Section 3 or the use of any related prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company, until the date upon which the Company notifies the Allegiance Parties in writing that suspension of such rights for the grounds set forth in this Section 5(a)(ii) is no longer necessary, provided that (A) (x) the Company may not declare more than three Market Stand-Off Periods in any 12month period pursuant to this clause
         (ii), (y) the aggregate Market Stand-Off Period pursuant to this clause
         (ii) in any 12-month period shall not exceed 90 days, and (z) the Market Stand-Off Period pursuant to this clause (ii) may not be used to extend the 90-day period contemplated by clause (i) above to a total continuous Market Stand-Off period exceeding 150 days in the aggregate and (B) unless the registration statement in question is a shelf registration statement for a delayed or continuous offering, then if the Company declares a Market Stand-Off period during the first 60 days following the effectiveness thereof, each day of such Market Stand-Off period will be counted as 1 1/2 days against the 90-day period contemplated by clause (i) above. The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

               (b) SUPPLEMENTAL UNDERTAKING. If requested by the underwriters, the Allegiance Parties shall execute a separate agreement to the effect set forth in Section 5(a)(i). The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period. The provisions of this Section 5(b) shall be binding upon any transferee who acquires Registrable Securities.

               (c) RESTRICTIONS ON TRANSFER. Each of the Allegiance Parties agrees that none of the Registrable Securities shall be transferred, sold, assigned, pledged, hypothecated, or otherwise disposed or encumbered, either voluntarily or involuntarily, directly or indirectly, except pursuant to an effective registration under the Securities Act, or in a transaction which, in the opinion of counsel experienced in such matters and reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

               (d) INFORMATION SUPPLIED BY THE TRUST. The Trust shall furnish to the Company information regarding itself and the distribution proposed by such Trust as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in Section 3.


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         SECTION 6.  REGISTRATION  PROCEDURES.  In the case of each registration effected by the Company pursuant to Section 3, the Company will keep the Trust advised in writing as to the initiation of each registration and as to the completion thereof. At its own expense, the Company will:

               (a) furnish such number of prospectuses and other documents incident thereto as the Trust from time to time may reasonably request;

               (b) notify the Trust when a prospectus relating to the registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

               (c) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory the Trust, addressed to the underwriters, if any, and to the Trust and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Trust, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Trust.

         SECTION 7. INDEMNIFICATION.

               (a) The Company will indemnify the Trust, as applicable, each of its officers, directors and partners, and each Person controlling the Trust, with respect to each registration which has been effected pursuant to Section 3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Trust, each of its officers, directors and partners, and each Person controlling the Trust, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the


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                                                                   Page 17 of 21

Company by the Trust or underwriter and stated to be specifically for use therein.

               (b) The Trust will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by the Trust, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the Trust therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Trust and stated to be specifically for use therein; provided, however, that the obligations of the Trust hereunder shall be limited to an amount equal to the net proceeds to the Trust of securities sold as contemplated herein.

               (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified

Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                  (i) The foregoing indemnity agreement of the Company and the Trust is subject to the condition that, insofar as they relate to any loss, claim, liability or damage arising out of a statement made in or omitted from a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or the Trust if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         SECTION 8. MISCELLANEOUS.

               (a) DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

               (c)  SECTION   HEADINGS.   The   headings  of  the  sections  and
subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

               (d) NOTICES.

                  (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                           (1) if to the  Company,  to:  11111 Sunset Hills Road
                  Reston, Virginia 20190 (facsimile: (703) 547-2479), Attention:
                  General Counsel, or at such other address as it may have furnished in writing to the Allegiance Parties, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-8111), Attention: Bruce R. Kraus, Esq.

                           (2) if to the Allegiance or Allegiance Worldwide,  to
                  [__________________]: or at such other address or facsimile number as may have been furnished the Company in writing.

                           (3) if to the Trust, to:  [____________________],  or
                  at such other address or facsimile number as may have been furnished the Company in writing.

                  (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

               (e) REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Allegiance Parties by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Allegiance Parties may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Allegiance Parties in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

               (f) SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The rights of the Trust under this Agreement may be assigned to no more than 10 purchasers of Registrable Securities, provided that each such assignee shall promptly execute and deliver to the Company a written undertaking assuming the obligations of the Trust under this Agreement, and provided further that if, at any time, there is more than one holder of Registrable Securities, demands, requests and determinations otherwise made by the Trust shall be made by the holders of a majority of the Registrable Securities at the time outstanding.

               (g) ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company. and the Trust.

               (h) SEVERABILITY. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

               (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                XO COMMUNICATIONS, INC.




                                By: /s/ William Garrahan
                                    --------------------------------------------
                                    Name:  William Garrahan
                                    Title: Acting CFO



ALLEGIANCE TELECOM, INC.,
as debtor-in-possession



By:      /s/ Mark B. Tresnowski
         --------------------------------------------
         Name:  Mark B. Tresnowski
         Title: Executive Vice President

ALLEGIANCE TELECOM COMPANY WORLDWIDE,
as debtor-in-possession



By:      /s/ Mark B. Tresnowski
         --------------------------------------------
         Name:  Mark B. Tresnowski
         Title: Executive Vice President

ALLEGIANCE TELECOM LIQUIDATING TRUST



By:      /s/ Eugene I. Davis
         --------------------------------------------
         Name:  Eugene I. Davis
         Title: Plan Administrator